UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 15, 2011

KOSMOS ENERGY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Clarendon House
2 Church Street
Hamilton, Bermuda	HM 11
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 15, 2011, Kosmos Energy Ltd. (the “Company”) issued a press release announcing that it appointed Darrell L. McKenna as Chief Operating Officer of the Company, effective January 3, 2012 (the “Press Release”).  Mr. KcKenna, who is 54, joins the Company from Hess Corporation, a global integrated energy company involved in exploring and developing crude oil and natural gas, manufacturing refined petroleum products and marketing and trading refined petroleum products, natural gas and electricity.  Mr. McKenna held the following positions at Hess Corporation: General Manager of Amerada Hess Corp. Equatorial Guinea from 2004 to 2006; Vice President, Africa Business Unit from 2006 to 2008; Vice President, E&P Technology from 2008 to 2009; Vice President, Global Drilling and Completions from 2009 to 2010; and President of Hess Australia from 2010 to present.  A copy of the press release announcing Mr. McKenna’s appointment is attached hereto as Exhibit 99.1.

There is no family relationship between Mr. McKenna and any other executive officer or director of the Company, and there is no arrangement or understanding with any other person under which he was appointed.  There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. McKenna has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. McKenna’s appointment as Chief Operating Officer of the Company, the Company will pay Mr. McKenna a base salary of $500,000 per year and a sign-on bonus of $600,000.  The Company will also grant Mr. McKenna a restricted stock award worth $2.5 million under the Company’s Long Term Incentive Plan.  The number of shares of restricted stock awarded to Mr. McKenna will be determined based on the Company’s closing stock price on the first of the month following Mr. McKenna’s date of employment.  Half of the restricted stock award will vest based on the Company’s total shareholder return relative to a peer group, and the other half will vest 25% on each of the first four anniversaries of the grant date.  All terms and conditions of the restricted stock award will be governed by the Company’s Long Term Incentive Plan, a description of which is incorporated herein by reference to the description provided under the caption “Long Term Incentive Plan and Awards” in Amendment No. 6 to the Company’s registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission on April 25, 2011.  Mr. McKenna will also be eligible to receive a discretionary annual cash bonus pursuant to the Company’s Annual Incentive Plan, as may be determined by the compensation committee of the board of directors of the Company.

Mr. McKenna will also receive relocation and transitional assistance and certain other benefits customarily provided to the Company’s executive officers, and be eligible to participate in the Company’s 401(k) Plan and other benefit plans generally available to employees of the Company.

Item 7.01 Regulation FD Disclosure.

On December 15, 2011, the Company issued the Press Release.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibit is furnished as part of this current report on Form 8-K:

99.1	Press Release dated December 15, 2011 announcing the appointment of Darrell McKenna as Chief Operating Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOSMOS ENERGY LTD.

Date: December 21, 2011	By:	/s/ W. Greg Dunlevy
W. Greg Dunlevy,
Chief Financial Officer and Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated December 15, 2011 announcing the appointment of Darrell McKenna as Chief Operating Officer of the Company.